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                                                                       EXHIBIT J


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated July 21, 2005 on the financial statements and financial highlights of VALIC Company I (comprised of Asset Allocation Fund, Blue Chip Growth Fund, Capital Conservation Fund, Core Equity Fund, Government Securities Fund, Growth & Income Fund, Health Sciences Fund, Income & Growth Fund, Inflation Protected Fund, International Equities Fund, International Government Bond Fund, International Growth I Fund, Large Cap Growth Fund, Large Capital Growth Fund, Mid Cap Index Fund, Mid Cap Strategic Growth Fund (formerly Mid Capital Growth
Fund), Money Market I Fund, Nasdaq-100(R) Index Fund, Science & Technology Fund, Small Cap Fund, Small Cap Index Fund, Social Awareness Fund, Stock Index Fund, and Value Fund) as of and for the year ended May 31, 2005 in the Post-Effective Amendment Number 44 to the Registration Statement (Form N-1A No. 333-83631).


                                         ERNST & YOUNG LLP


Houston, Texas
September 9, 2005